                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              NEOTHERAPEUTICS, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------
     (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     -----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     -----------------------------------------------------------------------
     (3)  Filing Party:

     -----------------------------------------------------------------------
     (4)  Date Filed:

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

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD SEPTEMBER 5, 2002


                               ------------------

To our Stockholders:

        NOTICE IS HEREBY GIVEN that a Special Meeting (the "Special Meeting") of the Stockholders of NeoTherapeutics, Inc. (the "Company") will be held at 157 Technology Drive, Irvine, California, 92618, on Thursday, September 5, 2002, beginning at 9:00 a.m., local time for the following purposes:

        (1) To consider and vote upon a proposal to amend the Company's Certificate of Incorporation, as amended, to effect a twenty-five-for-one reverse stock split of the Company's outstanding Common Stock, $0.001 par value per share (the "Common Stock"); and

        (2) To consider and vote upon a proposal to approve new financings of up to $10 million involving the potential issuance of the Company's Common Stock and/or warrants to purchase Common Stock equal to 20% or more of the Company's Common Stock outstanding prior to the financings, up to an aggregate maximum of 10 million shares of Common Stock, potentially at discounts of up to (but not more than) 25% below market price as determined in the discretion of the Board of Directors; and

        (3) To transact such other business as may properly come before the meeting.

        All holders of record of shares of NeoTherapeutics, Inc. Common Stock (NASDAQ: NEOT) at the close of business on Wednesday, July 24, 2002 are entitled to vote at the Special Meeting and any postponements or adjournments of the Special Meeting.

        Please note that registration will begin at 8:30 a.m., and seating will begin immediately thereafter. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. It is important that your shares be represented, therefore, even if you presently plan to attend the Special Meeting, PLEASE COMPLETE, SIGN, AND DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. If you do not attend the Special Meeting and wish to vote in person, you may withdraw your proxy at that time.

        I look forward to seeing you at the Special Meeting.

                               Very truly yours,



                               _________________________________________________
                               Alvin J. Glasky, Ph.D.
                               Chief Executive Officer and Chairman of the Board

August __, 2002
Irvine, California

                                     [LOGO]

                              NeoTherapeutics, Inc.
                              157 Technology Drive
                            Irvine, California 92618

                       -----------------------------------

                                 PROXY STATEMENT

                       ----------------------------------

       This Proxy Statement contains information related to the Special Meeting of Stockholders (the "Special Meeting") of NeoTherapeutics, Inc. (the "Company") to be held on Thursday, September 5, 2002, beginning at 9:00 a.m., local time, at the Company's corporate headquarters located at 157 Technology Drive, Irvine, California, 92618, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying Proxy is first being mailed to the Company's stockholders on or about August 9, 2002.

           QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

What is the purpose of the Special Meeting?

       At our Special Meeting, stockholders will act upon the matters outlined in the notice of Special Meeting on the cover page of this proxy statement, including the consideration of a proposal to amend the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a twenty-five-for-one reverse stock split of the Company's outstanding Common Stock, $0.001 par value per share (the "Common Stock") (the "Reverse Stock Split"), as well as the consideration of a proposal to approve new financings of up to $10 million involving the potential issuance of the Company's Common Stock and/or warrants to purchase Common Stock equal to 20% or more of the Company's Common Stock outstanding prior to the financings, up to an aggregate maximum of 10 million shares of Common Stock, potentially at discounts of up to (but not more than) 25% below market price as determined in the discretion of the Board of Directors.

Who is entitled to vote at the Special Meeting?

       Only stockholders of record at the close of business on Wednesday, July 24, 2002, the record date for the Special Meeting, are entitled to receive notice of and to participate in the Special Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Special Meeting, or any postponements or adjournments of the Special Meeting. A list of such stockholders will be available for examination by any stockholder at the Special Meeting and, for any purpose germane to the Special Meeting, at our principal business office, 157 Technology Drive, Irvine, California 92618, for a period of ten days prior to the Special Meeting.

What is the record date?

       July 24, 2002 is the record date for voting at the Special Meeting.

How many shares of the Company's Common Stock were outstanding on the record date and what are the voting rights of the holders of those shares?

       On July 24, 2002, 40,152,812 shares of the Company's Common Stock were outstanding. Each outstanding share of NeoTherapeutics, Inc. Common Stock will be entitled to one vote on each matter.

Who can attend the Special Meeting?

       All stockholders as of the record date, or their duly appointed proxies, may attend the Special Meeting, and guests may accompany each attendee. Registration will begin at 8:30 a.m., and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport, if you intend to vote your shares at the Special Meeting.

       Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Special Meeting.

What constitutes a quorum?

       The presence at the Special Meeting of the holders of a majority of the outstanding shares of the Company's Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum, permitting the Special Meeting to conduct its business. Proxies marked "abstain" as to a particular proposal and broker non-votes (as defined below) are counted by the Company for purposes of determining the presence or absence of a quorum at the Special Meeting for the transaction of business. Broker non-votes relate generally to shares of stock held of record in "street name" by a broker as to which the broker has no discretionary authority to vote and as to which the broker has not received any voting directions from the beneficial owner. Thus, if you hold your shares in "street name" and do not give your broker or nominee specific voting instructions, your shares may not be voted on all matters presented at the Special Meeting.

How do I vote?

       If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the Special Meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote on the proposals will need to complete and return the proxy form sent to them by their broker or other nominee that holds their shares.

Can I vote by telephone or electronically?

       If you are a registered stockholder (that is, if you hold your stock in certificate form) you may not vote by telephone or electronically since we do not have the capability. Registered stockholders must follow the instructions included with your proxy card. If your shares are held in "street name", please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m. on Wednesday, September 4, 2002.

Can I change my vote after I return my proxy card?

       Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is voted at the Special Meeting by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although attendance at the Special Meeting will not by itself revoke a previously granted proxy. "Street name" stockholders should consult their broker or nominee to determine how to change their vote.

What are the Board's recommendations?

       Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

       . FOR the approval of an amendment to the Company's Certificate of Incorporation to effect the Reverse Stock Split.

       . FOR the approval of new financings of up to $10 million involving the potential issuance of the Company's Common Stock and/or warrants to purchase Common Stock equal to 20% or more of the Company's Common Stock outstanding prior to the financings, up to an aggregate maximum of 10 million shares of Common Stock, potentially at discounts of up to (but not more than) 25% below market price as determined in the discretion of the Board of Directors.

       With respect to other business that may properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each Proposal?

       For the approval of an amendment to the Company's Certificate of Incorporation to effect the Reverse Stock Split, the affirmative vote of a majority of the outstanding stock entitled to vote is required. Abstentions and broker non-votes with respect to this proposal will be counted in determining whether a quorum is present and will be treated as a vote "against" the proposal.

       For the approval of new financings of up to $10 million involving the potential issuance of the Company's Common Stock and/or warrants to purchase Common Stock equal to 20% or more of the Company's Common Stock outstanding prior to the financings, up to an aggregate maximum of 10 million shares of Common Stock, potentially at discounts of up to (but not more than) 25% below market price as determined in the discretion of the Board of Directors, the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting is required. Broker non-votes with respect to this proposal will be treated as neither a vote "for" nor a vote "against" the proposal, although they will be counted in determining whether a quorum is present. Abstentions will be counted in determining whether a quorum is present and will have the same effect as a vote "against" the proposal because they represent shares present or represented at the meeting and entitled to vote.

Where can I find more information?

       We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

       The following is a list of documents we have filed with the SEC this year:

       . Our annual report on Form 10-K for the fiscal year ended December 31, 2001, filed on April 2, 2002;

       . Our quarterly report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002;

       . Our current reports on Form 8-K filed on March 14, 2002, March 27, 2002, April 2, 2002, April 25, 2002, April 29, 2002, May 1, 2002,
              May 7, 2002 , June 3, 2002, June 7, 2002, June 18, 2002, June 19,
              2002 and July 12, 2002;

       . Our definitive proxy statement filed on April 30, 2002, pursuant to Section 14 of the Exchange Act in connection with our 2002 Annual Meeting of Stockholders;

       . Our definitive proxy statement (Soliciting Material) filed on July 23, 2002, pursuant to Section 14 of the Exchange Act in connection with this Special Meeting of Stockholders.

       You can also request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                              NeoTherapeutics, Inc.
                            Attn: Investor Relations
                              157 Technology Drive
                            Irvine, California 92618
                                 (949) 788-6700

                                 STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

       Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of NeoTherapeutics' Common Stock beneficially owned (unless otherwise indicated) by holders of more than 5% of the outstanding shares of NeoTherapeutics' Common Stock, based on 40,152,812 shares outstanding as of the record date, July 24, 2002.

---------------------------------------------------------------------------------------
                                          Shares Beneficially       Percent of Shares
Name and Address of Beneficial Owner           Owned (1)             Outstanding
-------------------------------------   ------------------------  ---------------------
Peter R. Kellogg (2) .................          2,194,900                5.5%
   120 Broadway
   New York, New York 10271
Alvin J. Glasky, Ph.D. (3) ...........          2,162,998                5.3%
   157 Technology Drive
   Irvine, CA 92618
---------------------------------------------------------------------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock owned as of July 24, 2002 and shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 24, 2002, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2) Based on a Schedule 13G filed with the Securities and Exchange Commission on March 12, 2001 and his representations, represents shares issued to IAT ReInsurance Syndicate Ltd., which is wholly beneficially owned by Mr. Kellogg. Mr. Kellogg reported that he had sole voting and dispositive power over all of these shares, including 100,000 shares issuable upon exercise of warrants.

(3) Includes 1,005,000 shares of our Common Stock subject to stock options held by Dr. Alvin J. Glasky that would be exercisable within 60 days of July 24, 2002, however, are currently not exercisable due to an exercise waiver agreement that Dr. Glasky entered into with us that expires on the earlier of (1) shareholder approval by special meeting for an increase in our authorized capital stock or a reverse stock split, or (2) the merger or sale of the Company. Includes 29,750 shares of our Common Stock subject to stock options held by Dr. Alvin J. Glasky's wife, Rosalie H. Glasky, which are currently exercisable or exercisable within 60 days of July 24, 2002. Also includes 4,000 shares held by the NeoTherapeutics, Inc. 401(k) Plan. Does not include 150,729 beneficially owned shares of our Common Stock of Mark J. Glasky and 109,457 beneficially owned shares of our Common Stock of Dr. Michelle S. Glasky, Dr. Alvin J. Glasky's adult children, for which Dr. Glasky disclaims beneficial ownership.

How much stock do the Company's directors and executive officers own?

       The following table sets forth information, about the Company's equity securities that are or may be beneficially owned by (i) each of the Company's executive officers and directors and (ii) the Company's executive officers and directors as a group, based on 40,152,812 shares outstanding as of the record date, July 24, 2002. Unless otherwise noted, each stockholder has sole voting power and sole investment power with respects to securities shown in the table below. Our executive officers and directors have each entered into an exercise waiver agreement with us that expires on the earlier of (1) shareholder approval by special meeting for an increase in our authorized capital stock or a reverse stock split, or (2) the merger or sale of the Company (each, an "Exercise Waiver Agreement").

-------------------------------------------------------------------------------------------------------------------
                                                                   Shares Beneficially          Percent of Shares
Name and Address of Beneficial Owner                                     Owned (1)                 Outstanding
--------------------------------------------------------------    ----------------------------  -------------------
Executive Officers
------------------
Alvin J. Glasky, Ph.D. (2) .....................................            2,162,998                   5.3%
Rajesh C. Shrotriya, M.D. (3) ..................................              441,150                   1.1%
Samuel Gulko (4) ...............................................              391,700                   *
Luigi Lenaz, M.D. (5) ..........................................              119,773                   *
F. Jacob Huff, M.D. (6) ........................................               50,358                   *

Directors
---------
Eric L. Nelson, Ph.D. (7) ......................................              159,750                   *
Mark J. Glasky (8) (9) .........................................              150,729                   *
Carol O'Cleireacain, Ph.D. (9) .................................              143,250                   *
Paul H. Silverman, Ph.D., D.Sc. (9) ............................              143,250                   *
Ann C. Kessler, Ph.D. (10) .....................................              101,250                   *
Armin M. Kessler (10) ..........................................              101,250                   *
All Executive Officers and Directors as a group (13
  persons) (11) ................................................            4,096,915                   9.5%
-------------------------------------------------------------------------------------------------------------------

__________________
*  less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock owned as of July 24, 2002 and shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 24, 2002, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2) Includes 1,005,000 shares of our Common Stock subject to stock options held by Dr. Alvin J. Glasky that would be exercisable within 60 days of July 24, 2002, however, are currently not exercisable due to the Exercise Waiver Agreement. Includes 29,750 shares of our Common Stock subject to stock options held by Dr. Alvin J. Glasky's wife, Rosalie H. Glasky, which are currently exercisable or exercisable within 60 days of July 24, 2002. Also includes 4,000 shares held by the NeoTherapeutics, Inc. 401(k) Plan. Does not include 150,729 beneficially owned shares of our Common Stock of Mark J. Glasky and 109,457 beneficially owned shares of our Common Stock of Dr. Michelle S. Glasky, Dr. Alvin J. Glasky's adult children, for which Dr. Glasky disclaims beneficial ownership.

(3) Includes 408,750 shares of our Common Stock subject to stock options held by Dr. Shrotriya, which are currently exercisable or exercisable within 60 days of July 24, 2002, however, are currently not exercisable due to the Exercise Waiver Agreement.

(4) Includes 362,250 shares of our Common Stock subject to stock options held by Mr. Gulko, which are currently exercisable or exercisable within 60 days of July 24, 2002, however, are currently not exercisable due to the Exercise Waiver Agreement. Also includes 5,000 shares of our Common Stock owned by the Sam Gulko CPA Defined Contribution Employee Benefit Plan.

(5) Includes 110,000 shares of our Common Stock subject to stock options held by Dr. Lenaz, which are currently exercisable or exercisable within 60 days of July 24, 2002, however, are currently not exercisable due to the Exercise Waiver Agreement.

(6) Includes 50,000 shares of our Common Stock subject to stock options held by Dr. Huff, which are currently exercisable or exercisable within 60 days of July 24, 2002, however, are currently not exercisable due to the Exercise Waiver Agreement.

(7) Includes 113,250 shares of our Common Stock subject to stock options held by Dr. Nelson, which are currently exercisable or exercisable within 60 days of July 24, 2002, however, are currently not exercisable due to the Exercise Waiver Agreement.

(8)    Mark J. Glasky is the adult son of Dr. Alvin J. Glasky.

(9) Includes 133,250 shares of our Common Stock subject to stock options held by each of Mr. Mark J. Glasky, Dr. O'Cleireacain, and Dr. Silverman, which are currently exercisable or exercisable within 60 days of July 24 2002, however, are currently not exercisable due to the Exercise Waiver Agreements.

(10) Represents 101,250 shares of our Common Stock subject to stock options held by each of Armin M. Kessler and Dr. Ann C. Kessler and, which are currently exercisable or exercisable within 60 days of July 24, 2002, however, are currently not exercisable due to the Exercise Waiver Agreements.

(11) Includes 2,797,750 shares of our Common Stock subject to stock options, which are currently exercisable or exercisable within 60 days of July 24, 2002, however, are currently not exercisable due to the Exercise Waiver Agreements.

                                   PROPOSAL 1

        PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A TWENTY-FIVE-FOR-ONE REVERSE STOCK
                SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK

Introduction

       The Company's Board of Directors has approved the proposal to amend the Company's Certificate of Incorporation to effect the Reverse Stock Split (the "Reverse Stock Split Proposal"), subject to approval by the stockholders of the Company.

       If approved by the stockholders of the Company as provided herein, the Reverse Stock Split will be effected by an amendment to the Company's Certificate of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment"), and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Delaware (the "Effective Date"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

       At the Effective Date, each twenty-five shares of Common Stock issued and outstanding will automatically be reclassified and converted into one share of Common Stock. Each stockholder who owns 25 or more shares of Common Stock immediately before the Reverse Stock Split will continue to be a stockholder immediately after the Reverse Stock Split. However, the Company will not issue fractional shares in connection with the Reverse Stock Split, but instead will make a cash payment as described below under "Effects of the Reverse Stock Split." As a result, each stockholder who owns less than 25 shares of Common Stock immediately before the Reverse Stock Split will no longer be a stockholder after the Reverse Stock Split. The Company expects that this will reduce the number of record holders of the Common Stock from 372 to approximately 342, and the number of shares of Common Stock outstanding to be reduced from approximately 1,606,112 after the Reverse Stock Split without considering fractional shares to approximately 1,606,029 after giving effect to the cash payment in lieu of fractional shares.

       The Company expects that, if the Reverse Stock Split Proposal is approved by the stockholders at the Special Meeting, the Reverse Stock Split Amendment will be filed promptly. However, notwithstanding approval of the Reverse Stock Split Proposal by the stockholders of the Company, the Board of Directors of the Company may elect not to file, or to delay the filing of, the Reverse Stock Split Amendment, if the Board of Directors determines that the filing of the Reverse Stock Split Amendment would not be in the best interest of the Company and its stockholders. In addition, the Board of Directors may make any and all changes to the Reverse Stock Split Amendment that it deems necessary to give effect to the intents and purposes of the Reverse Stock Split.

Reasons for the Reverse Stock Split

       Potential Nasdaq Delisting

       In April of this year, the Company announced that the results of the clinical trial for the Company's leading drug candidate, Neotrofin(TM), in Alzheimer's disease were inadequate to support continued development of the drug for that application. Following the announcement of the trial results, the market price of our Common Stock fell from over $2.00 per share to as low as $0.08 per share. In June 2002, the Company received a determination letter from the Nasdaq Stock Market stating that the Company failed to meet the minimum bid price requirement of $1.00 per share for continued inclusion on the Nasdaq National Market under Marketplace Rule 4450(a)(5). Accordingly, the Company had 90 calendar days, or until September 10, 2002 to (i) regain compliance by having the bid price of its common stock close at or above $1.00 per share for a minimum of ten consecutive trading days, or (ii) apply to transfer its Common Stock to the Nasdaq SmallCap Market which would postpone delisting proceedings while Nasdaq evaluates the Company's transfer application. If the Company could not demonstrate compliance or if Nasdaq would not approve the Company's transfer application, Nasdaq would provide written notice that the Company's stock would be delisted. At this time, the Company has elected to attempt to regain compliance with the minimum bid price requirement of $1.00 per share for continued inclusion through the Reverse Stock Split.

       The Company believes that, if the Reverse Stock Split is approved, there is a greater likelihood that the minimum bid price of the Company's Common Stock will be maintained at a level over $1.00 per share. There can be no assurance, however, that approval of Reverse Stock Split will succeed in raising the bid price of the Company's Common Stock above $1.00 per share, or that a bid price of $1.00, if achieved, would be maintained, or that even if the Nasdaq's minimum bid price requirements were satisfied, the Company's Common Stock would not be delisted by the Nasdaq for other reasons.

       In addition to the minimum bid requirement, Nasdaq has informed the Company that issuances of securities by the Company in June and July of this year violated the Nasdaq Stock Market's corporate governance standards, as set forth in Marketplace Rules 4310 and 4350. In particular, the Company was informed that the issuance on June 7, 2002 of 5,935,483 shares of Common Stock at a purchase price of $0.2325 per share and warrants to purchase up to 598,048 shares of Common Stock at an exercise price of $0.275 per share, required advance stockholder approval under Marketplace Rule 4350(i)(1)(D) as an issuance of more than 20% of the Company's outstanding voting stock at a price less than the greater of book value or current market price. In addition, for both the June 7, 2002 issuance and the July 8, 2002 issuance of 6,470,588 shares of Common Stock at a purchase price of $0.17 per share and warrants to purchase up to 3,000 shares of Common Stock at an exercise price of $0.30 per share, due to the Company's financial circumstances and the nature of the transactions, the Company was not able to comply with Nasdaq's advance notice requirements under Marketplace Rule 4310(c)(17)(D) for issuances in excess of 10% of the Company's outstanding voting stock. The Company is currently in discussions with Nasdaq regarding potential remedies for these violations, and on July 25, 2002 completed a partial rescission of the sale of 400,000 shares of Common Stock in the June 7 transaction. The Company cannot be certain that it will be able to resolve these violations to Nasdaq's satisfaction, in which case the Company would be delisted from the Nasdaq National Market and may not be eligible for listing on the Nasdaq SmallCap Market, as the corporate governance standards of Marketplace Rules 4310 and 4350 apply to both markets.

       If the Company fails to meet Nasdaq's minimum bid price requirement in the time period required (or otherwise fails to meet any other continued listing requirement and fails to regain compliance within the time period required), the Company's stock will be subject to delisting. There can be no assurances that the Company will regain compliance with the requirements for continued inclusion or that the Company will continue to be listed on the Nasdaq National Market even if the Reverse Stock Split Proposal is approved by the stockholders of the Company. If the Company's stock is delisted from the Nasdaq National Market, the Company would likely seek to list its Common Stock on the Nasdaq SmallCap Market, if possible, or for quotation on the American Stock Exchange or a regional stock exchange, if available. However, listing or quotation on such a market or exchange could reduce the market liquidity for the Company's Common Stock. If the Company's Common Stock is not listed or quoted on another market or exchange, trading of the Company's Common Stock could be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, the Company's Common Stock.

       If the Company's Common Stock is delisted from the Nasdaq National Market, the Company fails to obtain listing or quotation on another market or exchange, and the trading price remains below $5.00 per share, trading in the Company's Common Stock might also become subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any equity security not listed on a national securities exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions). Many brokerage firms are reluctant to recommend low-priced stocks to their clients. Moreover, various regulations and policies restrict the ability of stockholders to borrow against or "margin" low-priced stocks and declines in the stock price below certain levels may trigger unexpected margin calls. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the Company's share price were higher. This factor may also limit the willingness of institutions to purchase the Company's Common Stock. Finally, the additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in the Company's Common Stock, which could severely limit the market liquidity of the stock and the ability of investors to trade the Company's Common Stock.

       Need for Additional Authorized Capital

       The Company currently has 50,000,000 shares of Common Stock authorized under its Certificate of Incorporation. As of July 24, 2002, the Company had 40,152,812 shares outstanding, and approximately 10,088,340 additional shares of Common Stock were subject to outstanding stock options and warrants to purchase Common Stock, approximately 256,700 of which are due to expire within 60 days. While most of these options and warrants have exercise prices that are well in excess of the current market price of the Common Stock, the Company must keep a sufficient number of its authorized but unissued Common Stock reserved for these options and warrants so long as they are outstanding. Consequently, the Company currently has essentially no Common Stock available for issuance in financing transactions, except to the extent that the holders of its outstanding options and/or warrants agree not to exercise them, such as the Exercise Waiver Agreements entered into by our executive officers and directors.

       As discussed under Proposal 2, the Company does not generate sufficient revenues to fund its operations, and will need to raise additional funds before October 31, 2002 in order to meet its working capital needs. While the Company is exploring all financing and strategic alternatives, it will need to raise funds through the sale of securities in 2002. The Company will not be able to do this unless it has sufficient authorized but unissued shares of Common Stock available under its Certificate of Incorporation. The Reverse Stock Split Amendment will not affect the number of authorized shares. Accordingly, the Reverse Stock Split will have the effect of creating additional authorized and unissued shares of the Company's Common Stock, since the number of issued and outstanding shares of Common Stock, as well as the number of shares of Common Stock subject to options and warrants, will be reduced. Consequently, if the Reverse Stock Split Proposal is approved, the Company will have sufficient authorized and unissued shares of Common Stock available for financing transactions to meet the Company's immediate needs. However, even if the Reverse Stock Split Proposal is approved, there can be no assurance that the Company will be able to obtain its required financing. There also can be no assurance that the Company will not have to seek additional increases to its authorized capital in the future in order to permit further financing transactions.

Effects of the Reverse Stock Split

       No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. In lieu of receiving fractional shares, stockholders will receive from the Company a cash payment in U.S. dollars equal to such fraction multiplied by the closing bid price of the Common Stock as reported on the Nasdaq National Market on the effective date of the Reverse Stock Split Amendment. As a result, each stockholder who owns less than 25 shares of Common Stock immediately before the Reverse Stock Split will no longer be a stockholder after the Reverse Stock Split. The Company expects that this will reduce the number of record holders of the Common Stock from 372 to approximately 342, and the number of shares of Common Stock outstanding to be reduced from approximately 1,606,112 after the Reverse Stock Split without considering fractional shares to approximately 1,606,029 after giving effect to the cash payment in lieu of fractional shares. In addition to the effects of fractional shares, the Reverse Stock Split may result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other transaction costs in odd-lots are generally somewhat higher than the cost of transactions in "round-lots" of even multiples of 100 shares.

       The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act of 1934, as amended, and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Company's Common Stock under the Exchange Act.

       As mentioned above, the Reverse Stock Split will not affect the number of authorized shares. Accordingly, the Reverse Stock Split will have the effect of creating additional authorized and unissued shares of the Company's Common Stock. The increase in the Company's authorized but unissued shares of Common Stock (and corresponding reduction in the number of outstanding shares of the Company's Common Stock) may have the effect of encouraging an attempt by another person or entity, through acquisition of a substantial number of shares of Common Stock from the Company, to acquire control of the Company with a view to effecting a merger, sale of assets or similar transaction. On the other hand, the increase in the Company's authorized but unissued shares of Common Stock may have the effect of discouraging an attempt by another person or entity to gain control of the Company, since the issuance of new shares could be used by the Company to dilute the stock ownership of a person or entity attempting to gain control of the Company. The authorized but unissued Common Stock could be issued to a holder who would have sufficient voting power to assure that any business combination or any amendment to the Company's Certificate of Incorporation would not receive the stockholder vote required for approval. The Company's Board of Directors is currently considering all strategic alternatives for the Company, including a sale of the Company if appropriate, however it has no current plans to issue any shares of Common Stock to either assist or discourage an attempt to gain control of the Company and the Board of Directors does not intend to issue any stock except on terms or for reasons which they deem to be in the Company's best interests.

       As a result of the Reverse Stock Split, the approximately 40,152,812 shares of Common Stock outstanding on the record date will become approximately 1,606,112 shares of Common Stock (subject to the effects of the payments in lieu of fractional shares), and any other shares issued prior to the effectiveness of this proposal will be similarly adjusted. In addition, if the proposed amendment becomes effective, each option and warrant to purchase Common Stock and any other convertible security outstanding on the effective date of the Reverse Stock Split Amendment will be adjusted so that the number of shares of Common Stock issuable upon their exercise shall be divided by twenty-five (and corresponding adjustments will be made to the number of shares vested under each outstanding option) and the exercise price of each option and warrant shall be multiplied by twenty-five. The number of shares of Common Stock reserved under the Company's stock option plans and for issuance pursuant to warrants to purchase the Company's Common Stock and the number of shares of Common Stock subject to those options and warrants will be similarly adjusted. If the Reverse Stock Split and the adjustments to the options and warrants described above result in any fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be effectively disregarded and the number of shares of Common Stock reserved for issuance under the plans and warrants and the number of shares of Common Stock subject to any options and warrants will be the next lower number of shares of Common Stock. As a result, the Company's 5,963,925 outstanding stock options would become options to purchase up to 238,555 shares of Common Stock, and the Company's outstanding warrants would become execisable for up to 164,970 shares of Common Stock after the Reverse Stock Split, compared to 4,124,415 shares of Common Stock prior to the Reverse Stock Split. In addition, the number of shares of Common Stock reserved for issuance under the Company's 1991 Stock Option Plan would be reduced from 247,430 to 9,897, the number of shares of Common Stock reserved for issuance under the Company's 1997 Stock Incentive Plan would be reduced from 6,000,000 to 240,000, and the number of shares of Common Stock reserved for issuance under the Company's Employee Stock Purchase Plan would be reduced from 201,307 to 8,052.

       For the reasons described above, and considering the effects described above, the Board of Directors believes that attempting to remain listed on Nasdaq by effecting the Reverse Stock Split is in the Company's best interests and in the best interests of the Company's stockholders. However, the market price of the Company's Common Stock after the Reverse Stock Split may not be equal to the market price before the Reverse Stock Split multiplied by twenty-five, and the market price following the Reverse Stock Split may not exceed or remain in excess of Nasdaq's $1.00 minimum bid requirement, or even the current market price.

Exchange of Stock Certificates

       If the stockholders approve the proposed Reverse Stock Split, the Company will instruct its transfer agent to begin implementing the exchange of certificates representing outstanding Common Stock. As soon as practicable after the effectiveness of the proposed amendment, holders of the Company's Common Stock will be notified and requested to surrender their certificates representing shares of Common Stock to the transfer agent in exchange for certificates representing post-reverse split Common Stock. Beginning on the date the proposed amendment becomes effective, each certificate representing shares of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of as many shares of post-reverse split Common Stock after applying the split factor and otherwise making adjustments for fractional shares described below.

       Stockholders will not be required to pay a transfer or other fee in connection with the exchange of their certificates. If the proposed Reverse Stock Split is approved, the Company will promptly send a letter of transmittal including instructions for the exchange of certificates. If stockholders have not received their letters of transmittal within thirty days of the effective date of the Reverse Stock Split, they should contact their brokers. Stockholders should not submit their share certificates for exchange until requested to do so.

Federal Income Tax Consequences of the Reverse Stock Split

       The following is a summary of the material federal income tax consequences of the Reverse Stock Split to stockholders. The Reverse Stock Split will not be taxable to stockholders, except for any cash they receive in lieu of a fractional share of post-Reverse Stock Split Common Stock. Consequently, the holding period of stockholders' shares of post-reverse split Common Stock will include their holding period for the shares of Common Stock exchanged, assuming that they held these shares as a capital asset at the effective time. In addition, the aggregate basis of the shares of post-Reverse Stock Split Common Stock (including any fractional share interest deemed to have been received, as described below) will be the same as the aggregate basis of the shares of Common Stock exchanged.

       Cash that a stockholder receives in lieu of a fractional share will be treated as if the fractional share had been issued to the stockholder and then redeemed for cash. Accordingly, if a stockholder receives cash, the stockholder will generally recognize taxable gain or loss equal to any difference between the amount of cash received and the stockholder's basis in the fractional share. That basis will be an allocable portion of the aggregate basis of the post-Reverse Stock Split Common Stock described above.

       STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAW.

Vote Required

       The affirmative vote of a majority of the outstanding stock entitled to vote will be required to approve this proposal. Broker non-votes with respect to this proposal will be treated as a vote "against" the proposal since they represent shares entitled to vote which have not been voted in the affirmative. Abstentions will have the same effect as a vote "against" the proposal because they represent shares entitled to vote which have not been voted in the affirmative.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                                   PROPOSAL 2

                  PROPOSAL TO APPROVE POTENTIAL NEW FINANCINGS

       As has been previously reported to the Company's stockholders, the Company's independent accountants issued a report on the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, that included an explanatory paragraph regarding the Company's ability to continue as a going concern. The Company does not generate sufficient revenues to fund its operations, and the Company does not currently have sufficient cash on hand to fund its operations beyond October 31, 2002. While the Company is exploring all financing and strategic alternatives, the Company will need to raise additional funds through the sale of securities in 2002 in order for the Company to meet its needs for working capital. Based on its recent experience and its current financial position and recent stock price, the Company believes that it will need to offer its securities at a significant discount to market price in order to attract investors to provide these funds.

       The Company's Common Stock is listed on the Nasdaq National Market, whose rules prohibit an issuer of listed securities from issuing 20% or more of its outstanding voting stock in one transaction or a series of related transactions other than a public offering at less than the greater of book value or the then current market value, without obtaining prior stockholder consent (the "20% Share Limitation"). In this regard, the Company is seeking stockholder approval for the raising, as necessary, of up to $10,000,000 in private financings, pursuant to a registration statement filed with the Securities and Exchange Commission or otherwise, through the issuance of the Company's Common Stock and/or warrants exercisable for the purchase of Common, up to an aggregate maximum of 10,000,000 shares of Common Stock, potentially at discounts of up to (but not more than) 25% below the then current market price as determined in the discretion of the Board of Directors (the "New Financings"). The approval of stockholders, if obtained, will apply only to New Financings to be completed, if at all, prior to December 5, 2002, as Nasdaq will only permit the Company to rely on this approval for a period of three months following the Special Meeting of Stockholders. The terms of any warrants that may be issued will be determined by the Board of Directors; however, except as may be required by law, no warrants shall entitle the holders to any voting rights or any other rights in preference to the rights of our common stockholders. No securities that may be issued in New Finanacings will entitle the holders to any preemptive rights with respect to any future securities issuances by the Company.

       Because the New Financings involve the potential issuance of shares exceeding Nasdaq's 20% Share Limitation, stockholder approval is required before the Company could properly issue to investors more than approximately 8,030,562 shares of Common Stock or warrants to purchase such Common Stock (based on the number of outstanding shares of Common Stock on the Record Date). Should the Reverse Stock Split be approved, stockholder approval would be required before the Company could properly issue to investors more than approximately 321,222 shares of Common Stock or warrants to purchase such Common Stock (based on the number of outstanding shares of Common Stock after giving effect to the Reverse Stock Split). However, as described in Proposal 1, if the Reverse Stock Split Proposal is not approved by the stockholders, the Company may not have sufficient authorized capital to complete any New Financings.

       The Company currently has 50,000,000 shares of Common Stock authorized. As of July 24, 2002, the Company had 40,152,812 shares outstanding. The Company has issued approximately 17,900,000 shares of its Common Stock (including shares of Common Stock issuable upon exercise of warrants) pursuant to financings in the first seven months of 2002 alone. The following securities were issued pursuant to the financing transactions in 2002 (including warrants issued to third party finders in connection with the offerings):

       . On March 13, 2002, the Company issued 2,575,000 shares of Common Stock at a purchase price of $2.00 per share and warrants to purchase up to 670,417 shares of Common Stock at an exercise price of $2.75 per share.

       . On March 20, 2002, the Company issued 525,000 shares of Common Stock at a purchase price of $2.00 per share and warrants to purchase up to 131,250 shares of Common Stock at an exercise price of $2.75 per share.

       . On June 5, 2002, the Company issued 800,000 shares of Common Stock at a purchase price of $0.35 per share and a warrant to purchase up to 202,800 shares of Common Stock at an exercise price of $0.45 per share.

       . On June 7, 2002, the Company issued 5,935,483 shares of Common Stock at a purchase price of $0.2325 per share and warrants to purchase up to 598,048 shares of Common Stock at an exercise price of $0.275 per share.

       . On July 8, 2002, the Company issued 6,470,588 shares of Common Stock at a purchase price of $0.17 per share and warrants to purchase up to 3,000 shares of Common Stock at an exercise price of $0.30 per share.

       The Company may elect to issue Common Stock and/or warrants in connection with the New Financings. As the Company issues more shares, particularly if the shares are issued at prices below the then current market price, the price of the Company's Common Stock may decline due to the resulting increase in the number of shares outstanding.

       The Company will not be prohibited from raising additional funds through future financings if the stockholders fail to approve this proposal. However, absent stockholder approval of this proposal, the Company may not be able to both raise the cash it believes is needed for working capital before the end of 2002 and remain in compliance with Nasdaq's listing standards.

       If the Company does not obtain approval from its stockholders for the New Financings, but nonetheless issues Common Stock (or warrants exercisable for Common Stock) as described herein, Nasdaq could delist the Company's Common Stock for violating the 20% Share Limitation. The Company has been informed by Nasdaq that its issuance of Common Stock and warrants on June 7, 2002, violated the 20% Share Limitation. The Company is currently in discussions with Nasdaq regarding a potential remedy for this violation, and on July 25, 2002 completed a partial rescission of the sale of 400,000 shares of Common Stock in the June 7 transaction, however the Company cannot be certain that it will be able to resolve this violation to Nasdaq's satisfaction. If the Company's stock is delisted from Nasdaq for violating the 20% Share Limitation, the Company would likely not be eligible to list its Common Stock on the Nasdaq SmallCap Market, but would seek to list the Common Stock for quotation on the American Stock Exchange or a regional stock exchange, if available. However, listing or quotation on such a market or exchange could reduce the market liquidity for the Company's Common Stock. If the Company's Common Stock is not listed or quoted on another market or exchange, trading of the Company's Common Stock could be conducted in the over-the-counter market or an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of the Company's Common Stock. In addition, delisting from the Nasdaq National Market and failure to obtain listing or quotation on such other market or exchange would subject the Company's Common Stock to so-called "penny stock" rules. These rules impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. Consequently, if the Company's Common Stock is delisted from the Nasdaq National Market and the Company fails to obtain listing or quotation on another market or exchange, broker-dealers may be less willing or able to sell and/or make a market in the Company's Common Stock and purchasers of the Company's Common Stock may have more difficulty selling such Common Stock in the secondary market. In either case, the market liquidity of the Company's Common Stock would decline.

       The Company does not plan to solicit authorization from stockholders again prior to the New Financings, unless required to do so by law or Nasdaq rules other than the 20% Share Limitation, such as where the issuance may result in a change of control of the Company.

Vote Required

       The affirmative vote of the holders of a majority of the Company's shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting is required to approve this proposal. Broker non-votes with respect to this proposal will be treated as neither a vote "for" nor a vote "against" the proposal. Abstentions will have the same effect as a vote "against" the proposal because they represent shares present or represented at the meeting and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                                  OTHER MATTERS

       The Board of Directors knows of no other business to be acted upon at the Special Meeting. However, if any other business properly comes before the Special Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

                             ADDITIONAL INFORMATION

       Stockholder Proposals for the 2003 Annual Meeting. Under Rule 14a-8 of the Securities and Exchange Commission Act of 1934, any stockholder desiring to submit a proposal for action at the 2003 Annual Meeting of Stockholders and inclusion in the Company's proxy statement with respect to such Annual Meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 3, 2003, in order to be considered for inclusion in the Company's proxy statement relating to such Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Securities Exchange Act of 1934, the Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

       Rule 14a-4(c)(1) of the Securities Exchange Act of 1934 governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company's proxy statement. Rule 14a-4(c)(1) provides that if a proponent of a proposal fails to notify the Company on or before March 20, 2003, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussions of the matter in the proxy statement.

       Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be paid for by the Company. We have retained Georgeson Shareholder Communications Inc. ("Georgeson"), 17 State Street, New York, New York 10004, to aid in the solicitation. For these services, we will pay Georgeson a fee of $8,500 and reimburse them for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

August ___, 2002                        By Order of the Board of Directors

                                        __________________
                                        Samuel Gulko
                                        Secretary

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                   AS AMENDED
                                       OF
                             NEOTHERAPEUTICS, INC.,
                             a Delaware corporation

       NeoTherapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (this "Corporation"), DOES HEREBY CERTIFY:

       1. That the Board of Directors of this Corporation adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation as amended as follows:

           "FURTHER, that subject to the approval of the stockholders of the Company, Article 4 of this Corporation's Certificate of Incorporation as amended is hereby further amended by adding at the end thereof, the following:

           Upon the filing of the Certificate of Amendment that adds this paragraph to this Article 4 (the date of such filing, the "Effective Date"), all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: each twenty-five (25) shares of Existing Common Stock shall be combined and reclassified as one (1) share of issued and outstanding Common Stock ("New Common Stock"), provided, that there shall be no fractional shares of New Common Stock. In the case of any holder of any number of shares of Existing Common Stock which, when divided by twenty-five (25), does not result in a whole number (a "Fractional Share Holder"), the holder shall receive cash in lieu of any fractional New Common Stock at a price per share equal to the product of (a) the number of shares of the New Common Stock held by such holder immediately prior to the Effective Date which have not been classified into a whole New Common Stock, multiplied by
           (b) the closing price of the New Common Stock as reported on the Nasdaq National Market on the Effective Date.

               The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby cancelled and shall represent only the right of the holders thereof to receive New Common Stock.

               From and after the Effective Date, the term "New Common Stock" as used in this Article 4 shall mean Common Stock as provided in this Certificate of Incorporation. The par value of the Common Stock shall remain $0.001 per share."

       2. This Certificate of Amendment of Certificate of Incorporation as amended was duly adopted and approved by the stockholders of this Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on ______________, 2002.

                                         NeoTherapeutics, Inc.,
                                         a Delaware corporation



                                         By:___________________________________

                                            Samuel Gulko
                                            Senior Vice President Finance, Chief
                                            Financial Officer, Secretary and
                                            Treasurer

                                      PROXY

                              NEOTHERAPEUTICS, INC.
                              157 Technology Drive
                            Irvine, California 92618

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF NEOTHERAPEUTICS, INC.

       The undersigned hereby appoints Dr. Rajesh C. Shrotriya and Samuel Gulko, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of NEOTHERAPEUTICS, INC. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 157 Technology Drive, Irvine, California, 92618 on September 5, 2002, at 9:00 A.M., and at any and all adjournments or postponements thereof, as follows:

1. Proposal to approve the adoption and approval of an amendment to the Company's Certificate of Incorporation as amended to effect a twenty-five-for-one reverse stock split of the Company's outstanding Common Stock, $0.001 par value per share.

              [_]     FOR             [_]     AGAINST          [_]     ABSTAIN

2. Proposal to approve new financings of up to $10 million involving the potential issuance of the Company's Common Stock and/or warrants to purchase Common Stock equal to 20% or more of the Company's Common Stock outstanding prior to the financings, up to an aggregate maximum of 10 million shares of Common Stock, potentially at discounts of up to (but not more than) 25% below market price as determined in the discretion of the Board of Directors.

              [_]     FOR             [_]     AGAINST          [_]     ABSTAIN

Both proposals are being proposed by the Company. This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this proxy will be voted FOR proposal number 1 and 2.

        IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

________________________________________________________________________________
(continued from reverse side)

       This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated August __, 2002.

                                         Dated: ________________________, 2002

                                         _______________________________________
                                                  Signature

                                         _______________________________________
                                                Signature if held jointly

                                         Please date this Proxy and sign it
                                         exactly as your name or names appear
                                         hereon. When shares are held by two or
                                         more persons, both should sign. When
                                         signing as an attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If
                                         shares are held by a corporation,
                                         please sign in full corporate name by
                                         the President or other authorized
                                         officer. If shares are held by a
                                         partnership, please sign in partnership
                                         name by an authorized person.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If your address is incorrectly shown, please print changes.

          [_] I/we plan to attend the Special Meeting of Stockholders.